Exhibit 99.1

BIOCRYST PHARMACEUTICALS AND PRESIDIO PHARMACEUTICALS TO MERGE

New company to focus on oral drugs for hepatitis C and hereditary angioedema;

combined HCV portfolio includes three complementary viral targeting mechanisms

Research Triangle Park, North Carolina and San Francisco, California – October 18, 2012 – BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX) and privately held Presidio Pharmaceuticals, Inc. today announced that the companies have signed a definitive merger agreement for Presidio to be acquired by BioCryst in an all-stock transaction. The transaction has been approved by the Boards of both companies. The transaction values Presidio at approximately $101 million, based on yesterday’s closing BioCryst share price of $4.11 per share. The transaction is expected to close in the first quarter of 2013, and is subject to customary conditions, including approval by BioCryst shareholders.

The merger creates a focused, clinical stage biopharmaceutical company with lead programs in high-value infectious and orphan disease indications: hepatitis C (HCV) and hereditary angioedema (HAE). This new entity would own a unique portfolio of three oral, pan-genotypic antivirals that are suitable either for development in combination with each other or in combination with other direct acting antivirals (DAAs) to treat patients with HCV infection.

“We’re creating this new company to pursue the development and commercialization of antiviral and orphan drugs. Presidio brings exciting HCV assets to the new company, and a highly experienced scientific team with a proven track record in antiviral drug discovery and development,” said Jon P. Stonehouse, President & Chief Executive Officer of BioCryst. “Each of our HCV antivirals works via a different targeting mechanism and each is suitable for development in combination regimens with other classes of HCV inhibitors. The diversity of our HCV portfolio reduces our clinical development risk and defines this new company as a serious competitor in the development of orally administered, safe and effective combination therapies for hepatitis C.”

“The Presidio team looks forward to joining forces with BioCryst in the pursuit of groundbreaking oral therapies for HCV and other important diseases such as hereditary angioedema,” said Richard Colonno, Ph.D., Chief Scientific Officer of Presidio. “Our initial focus will be on commencing HCV curative Phase 2a combination trials with our NS5A inhibitor PPI-668, while advancing both our nucleoside and non-nucleoside inhibitors through Phase 1 proof-of-concept trials next year.”

Presidio is a clinical stage pharmaceutical company that is developing small-molecule antiviral therapeutics for the treatment of chronic hepatitis C virus infection. Its lead HCV candidate,

PPI-668, is an oral, once-daily, pan-genotypic HCV inhibitor targeting the viral NS5A protein, and is ready to enter Phase 2 clinical development. In a Phase 1b trial in patients with HCV genotype 1a and 1b, PPI-668 dosed once-daily at 40 mg to 240 mg produced mean maximal viral RNA load reductions of 3.5-3.7 log10 during three days of treatment at optimal dose levels. Presidio is also advancing PPI-383, a pan-genotypic, non-nucleoside inhibitor of the viral NS5B polymerase as a second, complementary HCV antiviral candidate. PPI-383 is currently undergoing IND-enabling studies to support initiation of clinical studies alone and in combination with PPI-668 during 2013.

BioCryst’s portfolio includes the potent HCV NS5B-targeted nucleoside analog BCX5191, which has completed IND-enabling safety studies and is expected to enter Phase 1 trials before the end of 2012. BioCryst has also completed IND-enabling studies for BCX4161, an inhibitor of plasma kallikrein, a validated target for the treatment of HAE. Phase 1 trials of BCX4161 are also expected to begin before the end of 2012. In addition to BCX5191 and BCX4161, BioCryst’s drug development portfolio includes peramivir, a viral neuraminidase inhibitor for the treatment of influenza in Phase 3 development, and ulodesine, a Phase 3 ready purine nucleoside phosphorylase (PNP) inhibitor for the treatment of gout. BioCryst plans to announce the outcome of a planned interim analysis reevaluating the sample size required for the primary efficacy analysis of the peramivir study before the end of 2012.

Terms of the Transaction & Proposed Governance Structure

The merger is subject to customary closing conditions, including approval of the transaction by BioCryst shareholders, as well as completion of a minimum $60 million equity financing on commercially reasonable terms. Certain Presidio shareholders have provided definitive commitments to purchase $25 million of this minimum $60 million financing at the closing of the merger. BioCryst has received voting commitments from certain significant Presidio shareholders sufficient to ensure Presidio shareholder approval.

In total, subject to adjustment based on Presidio’s working capital at closing and certain other factors, BioCryst will issue a total of 24.5 million shares of its common stock to Presidio’s shareholders in exchange for all of the outstanding shares of Presidio and the $25 million of new cash financing committed by certain Presidio shareholders. The combined company will launch under a new name and will be headquartered in Durham, North Carolina, with facilities in San Francisco, California and Birmingham, Alabama.

The proposed Board of Directors of the new company will consist of three Presidio nominees and six BioCryst nominees. Mr. Stonehouse will be the Chief Executive Officer of the combined company and Mr. Kenneth Galbraith, current Chairman of Presidio, will be the non-executive Chairman of the Board.

Conference Call and Webcast

Executives from BioCryst and Presidio will host a conference call and webcast Thursday, October 18, 2012 at 8:30 a.m. Eastern Time, to discuss the proposed transaction. To participate in the conference call, please dial 1-877-303-8027 (United States) or 1-760-536-5165

(International). No passcode is needed for the call. The webcast can be accessed by logging onto www.BioCryst.com. Please connect to the website at least 15 minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary. The event and slide presentation will be available prior to the event and archived after in the Investor Relations section of www.BioCryst.com.

Advisors

J.P. Morgan Securities LLC is acting as exclusive financial advisor and Wachtell, Lipton, Rosen & Katz provided legal counsel to BioCryst in the transaction. Bank of America Merrill Lynch is acting as the exclusive financial advisor and Cooley LLP provided legal counsel to Presidio.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in infectious and inflammatory diseases. BioCryst currently has two late stage development programs: peramivir, a viral neuraminidase inhibitor for the treatment of influenza, and ulodesine (BCX4208), a purine nucleoside phosphorylase (PNP) inhibitor for the treatment of gout. In addition, BioCryst is advancing two preclinical programs towards IND filings: BCX5191, a nucleoside analog inhibitor of HCV RNA polymerase (NS5B) for hepatitis C, and BCX4161, an oral inhibitor of plasma kallikrein for hereditary angioedema. Utilizing state-of-the-art structure-guided drug design and crystallography, BioCryst continues to discover innovative compounds with the goal of addressing unmet medical needs of patients and physicians. For more information, please visit the Company’s website at www.BioCryst.com.

About Presidio Pharmaceuticals

Presidio Pharmaceuticals, Inc. is a San Francisco-based clinical stage specialty pharmaceutical company dedicated to the discovery and development of small molecule antiviral therapeutics. The Presidio portfolio includes PPI-668, an oral, once-daily pan-genotypic NS5A with demonstrated antiviral efficacy and safety in a recently completed Phase 1b trial in HCV patients, and PPI-383, a pan-genotypic, non-nucleoside NS5B currently undergoing IND-enabling studies to support initiation of clinical trials alone and in combination with PPI-668 during 2013. For more information, please visit the Company’s website: www.presidiopharma.com.

Important Additional Information and Where to Find It

BioCryst intends to file with the SEC a registration statement on Form S-4, which will also include a proxy statement and prospectus with respect to the proposed acquisition of Presidio. The final proxy statement/prospectus will be mailed to the stockholders of BioCryst. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction carefully and in its entirety when it becomes available because it will contain important information regarding BioCryst, Presidio and the proposed merger. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about BioCryst, without charge, at the SEC’s website (http://www.sec.gov/). Investors may also obtain these documents, without charge, from BioCryst’s website at http://investor.shareholder.com/biocryst/sec.cfm.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities in the equity financing.

Participants in the Merger Solicitation

BioCryst and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders with respect to the transactions contemplated by the merger agreement. Information regarding BioCryst’s directors and executive officers is contained in BioCryst’s 2011 Annual Report on Form 10-K filed with the SEC on March 6, 2012 and its definitive proxy statement filed with the SEC on April 9, 2012 in connection with its 2012 meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

BioCryst Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that the merger might not be completed for any number of reasons, most of which are outside of the control of BioCryst; that BioCryst may not be able to obtain the requisite financing on commercially reasonable terms or that or that the financing may be raised at prices below the currently prevailing price for BioCryst common stock; that integration of BioCryst and Presidio may prove more challenging than anticipated or that anticipated benefits of the merger may not be achieved, or may be achieved less rapidly than anticipated; the outcome of any legal proceedings that may be instituted against BioCryst or Presidio; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, economic performance, indebtedness, financial condition, losses and future prospects, business and management strategies or the expansion and growth of Presidio’s operations; BioCryst’s ability to integrate Presidio’s business successfully after the closing of the merger agreement; and the risk that disruptions from the merger agreement will harm BioCryst’s or Presidio’s businesses. There can be no assurance that the proposed merger and financing will in fact be consummated. Other important factors include: that there can be no assurance that BioCryst’s or Presidio’s compounds will prove effective in clinical trials; that development and commercialization of BioCryst’s or Presidio’s compounds may not be successful; that BARDA/HHS may further condition, reduce or eliminate future funding of the peramivir program; that BioCryst, Presidio or licensees may not be able to enroll the required number of subjects in planned clinical trials of its product candidates and that such clinical trials may not be successfully completed; that the companies or licensees may not commence as expected additional human clinical trials with product candidates; that the FDA may require additional studies beyond the studies planned for product candidates or may not provide regulatory clearances which may result in delay of planned clinical trials, clinical hold with respect to such product candidate or the lack of market approval for such product candidate; that ongoing and future preclinical and clinical development may not have positive results; that the companies or licensees may not be able to continue future development of current and future development programs; that such development programs may never result in future product, license or royalty payments being received; that the companies may not be able to retain their current pharmaceutical and biotechnology partners for further development of its product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates; that their actual cash burn rate may not be consistent with its expectations; that BioCryst or Presidio may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst or Presidio. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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BCRXW

BIOCRYST	Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910 (Investors)
CONTACTS:	Catherine Kyroulis, WCG, +1-212-301-7174 (Media)